Exhibit 10(j)-3
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into on                     , 2008, by and between EnergySouth, Inc., a Delaware corporation (the “Corporation”), and                , an officer and/or member of the Board of Directors of the Corporation (“Indemnitee”).
     WHEREAS, the Corporation heretofore entered into an indemnification agreement with each of its officers and directors providing for certain indemnification rights under the laws of the State of Alabama (the “Alabama Indemnification Agreement”); and
     WHEREAS, on February 1, 2007, the Corporation completed its redomestication in the State of Delaware; and
     WHEREAS, the Corporation and the Indemnitee desire to enter into this Agreement, which provides for certain indemnification rights under the laws of the State of Delaware; and
     WHEREAS, this Agreement supersedes the Alabama Indemnification Agreement as hereinafter provided.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:
     1. Indemnification.
     (a) Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by its Certificate of Incorporation, By-Laws and the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in any settlement approved in advance by the Corporation, such approval not to be unreasonably withheld) (collectively, “Indemnifiable Expenses”) actually and reasonably incurred or suffered by Indemnitee in connection with any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, “Indemnifiable Litigation”), (i) to which Indemnitee is or was a party or is threatened to be made a party by reason of any action or inaction in Indemnitee’s capacity as a director or officer of the Corporation, or (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as a director, officer, employee or agent of the Corporation, or of any subsidiary or division, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     (b) In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
     (c) The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:
     (i) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;
     (ii) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement.
     (iii) based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he/she was not legally entitled;
     (iv) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law;
     (v) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless a judgment or final adjudication thereof adverse to Indemnitee shall establish that he/she committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated; or
     (vi) if the Indemnitee acted in bad faith and in a manner not reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the Indemnitee’s conduct was unlawful.
     2. Interim Expenses.
     The Corporation agrees to pay Indemnifiable Expenses incurred by Indemnitee in connection with any Indemnifiable Litigation in advance of the final disposition thereof, provided that the Indemnitee agrees to repay the amount so advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation under this Agreement or otherwise.

     3. Procedure for Making Demand.
     Payments of Indemnifiable Expenses and advances provided for in Sections 1 and 2 hereof shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee, and Indemnitee shall be determined to have met the applicable standard of conduct required for indemnification. Such determination shall be made (1) by a majority vote of the directors who are not parties to the Indemnifiable Litigation, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the Corporation’s stockholders.
     4. Failure to Indemnify.
     (a) If a claim under this Agreement, or any statute, or under any provision of the Corporation’s Certificate of Incorporation or By-Laws providing for indemnification, is not paid in full by the Corporation within forty-five (45) days after a written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for expenses (including attorneys’ fees) of bringing such action.
     (b) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 2 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination b the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create an presumption that Indemnitee has or has not met the applicable standard of conduct.

     5. Successors.
     This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.
     6. Contract Rights Not Exclusive.
     The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Corporation, Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.
     7. Indemnitee’s Obligations.
     The Indemnitee shall promptly advise the Corporation in writing of the institution of any investigation, claim, action, suit or proceeding which is or may be subject to this Agreement and keep the Corporation generally informed of, and consult with the Corporation with respect to, the status of any such investigation, claim, action, suit or proceeding. Notices to the Corporation shall be directed to EnergySouth, Inc., Attention: Secretary (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
     8. Severability.
     Should any provision of this Agreement, or any clause thereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.
     9. Modification and Waiver.
     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     10. Choice of Law.
     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the State of Delaware.

     11. Change in Position.
     Notwithstanding any change in the position(s) shown below as held by the Indemnitee with the Corporation, this Agreement shall continue in full force and effect, and a new Agreement between the parties hereto need not be executed and delivered, as long as Indemnitee continues to serve as an officer and/or member of the Board of Directors of the Corporation
     12. Termination of Prior Agreement.
     The Alabama Indemnification Agreement, to the extent the Corporation and the Indemnitee have heretofore entered into said agreement, is superseded by this Agreement with respect to occurrences on or after the date of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals as of the day and year first written above.

INDEMNITEE

[Name]
[Member, Board of Directors or Officer]

CORPORATION:

ENERGYSOUTH, INC.

By
C.S. Liollio
Its President

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